Exhibit 10.2

WARRANT MODIFICATION AGREEMENT

This Warrant Modification Agreement is entered into as of March 30, 2016, between Hercules Technology III, L.P. (the “Warrantholder”) and Neothetics, Inc. (formerly known as Lithera, Inc., the “Company”).

Recitals

A.On June 11, 2014, the Company issued to Warrantholder a warrant (the “Warrant”) to purchase shares of its Preferred Stock on such terms as set forth therein.  Any terms not specifically defined herein shall have the meanings set forth in the Warrant.

B.On November 20, 2014, the Company closed its Initial Public Offering, at which time all shares of the Company’s preferred stock, including the Preferred Stock, were automatically converted into Common Stock.

C.In accordance with the provisions of Section 8(c) of the Warrant, as a result of the Initial Public Offering, the Warrant automatically became exercisable for Common Stock.

D.In connection with an amendment to the Loan Agreement of even date herewith, the Company and the Warrantholder now desire to adjust the Exercise Price of the Warrant.

Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Warrantholder agree as follows:

1.The introductory paragraph of Section 1 is hereby amended and restated as follows:

“For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company, 46,838 fully paid and non-assessable shares of the Common Stock. The Exercise Price of such shares is subject to adjustment as provided in Section 8.  As used herein, the following terms shall have the following meanings:”

2.The term “Exercise Price” in the Warrant is hereby amended and restated in its entirety as follows:

““Exercise Price” means the lower of the closing price on March 30, 2016 or the volume-weighted average of the closing prices over the fifteen (15) consecutive trading days ending on March 30, 2016.”

3.The definitions of “Next Round” and “Warrant Coverage” are hereby deleted.

4.All references to “Preferred Stock” shall instead refer to “Common Stock.”

Except as specifically set forth in this Warrant Modification Agreement, the Warrant remains unmodified and in full force and effect.

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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the date set forth above.

COMPANY:NEOTHETICS, INC.

By: /s/ Susan A. Knudson

Name: Susan A. Knudson

Title: Chief Financial Officer and Secretary

WARRANTHOLDER:	HERCULES TECHNOLOGY III, L.P.,

a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC,
its General Partner
By:	Hercules Capital, Inc.,
its Manager

By:	/s/ Jennifer Choe

Name:Jennifer Choe
Title:Assistant General Counsel